UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2008

WHX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-2394	12-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite North 222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1350

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2008, WHX Corporation, a Delaware corporation (the “Company”) named Daniel P. Murphy, Jr. as the Senior Vice President of Corporate Development at the Company.   In this new position, Mr. Murphy will be responsible for seeking out and/or developing new strategic and synergistic investment opportunities for the Company.  Mr. Murphy previously served as President and Chief Executive Officer of Handy & Harman, a wholly owned subsidiary of the Company (“H&H”), pursuant to an employment agreement, effective February 11, 2004 (the “Murphy Employment Agreement”).

Effective January 28, 2008, the Company and Mr. Murphy entered into an amendment to the Murphy Employment Agreement (the “Amendment”).  The Amendment (i) makes conforming changes to the Murphy Employment Agreement in light of Mr. Murphy’s new position, (ii) provides for severance payments as originally set forth in the Murphy Employment Agreement, if Mr. Murphy elects to terminate his position on or before July 28, 2008, and (iii) provides for the continuation of all compensation and benefits previously provided under the Murphy Employment Agreement.

Effective January 28, 2008, H&H and Jeffrey A. Svoboda entered into an employment agreement (the “Svoboda Employment Agreement”), pursuant to which Mr. Svoboda agreed to become the President and Chief Executive Officer of H&H.  The Svoboda Employment Agreement provides for an initial two-year term, which will automatically extend for successive one-year periods unless earlier terminated pursuant to its terms.

Mr. Svoboda (56) has previously served as the Group Executive and Corporate Vice President of Danaher Corporation from 2001 through 2007.

The Svoboda Employment Agreement provides to Mr. Svoboda, among other things, (i) an annual bonus with a target of 100% of base salary under the Company’s Short Term Incentive Plan and Long Term Incentive Plan; (ii) a grant of 100,000 options to purchase shares of the Company’s common stock pursuant to the terms and conditions of the Company’s 2007 Incentive Stock Plan at an exercise price equal to $9.00, one third of which will vest on the grant date, one third of which will vest on the first anniversary of the grant date, and the final one third of which will vest on the second anniversary of the grant date; and (iii) other benefits.

If H&H terminates the Svoboda Employment Agreement without cause or gives notice not to extend the term of the Svoboda Employment Agreement, H&H will pay to Mr. Svoboda, as aggregate compensation, (i) a lump-sum cash payment equal to the greater of the balance of his base salary due for the remaining term of his contract, or, one (1) year of his then current annual base salary, (ii) the continuation of certain health-related benefits and (iii) a bonus payment equal to the cash portion of the most recent bonus paid to Mr. Svoboda.  Mr. Svoboda will also receive the same compensation set forth in the preceding sentence if he terminates the Svoboda Employment Agreement due to the material diminution of duties or H&H relocates more than 50 miles from White Plains, as more specifically described in the Svoboda Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 1, 2008	WHX CORPORATION

	By:	/s/ James F. McCabe, Jr.
James F. McCabe, Jr.
Senior Vice President